Exhibit 99.1

     Pier 1 Imports, Inc. Reports First Quarter Financial Results


    FORT WORTH, Texas--(BUSINESS WIRE)--June 21, 2007--Pier 1 Imports, Inc. (NYSE:PIR) today announced a net loss from continuing operations of $56,378,000, or $0.64 per share, for the first quarter ended June 2, 2007. Total sales declined 5.2% for the first fiscal quarter to $356,375,000 from $376,092,000 in the year-ago quarter, and comparable store sales declined 5.4%.

    First Quarter Operating Results

    During the first quarter, merchandise margins declined to 45.5% as a direct result of the Company's aggressive liquidation of modern craftsman merchandise. Excluding the estimated impact of the aggressive markdown strategy, merchandise margins for the quarter would have approximated 52.2% compared to 53.8% last year. Store occupancy costs remained flat compared to the year ago quarter. Selling, general and administrative expenses declined $15.5 million from the year ago period, and were 37.1% of sales compared to 39.2% of sales last year. The primary drivers of the decrease in costs were savings of approximately $9 million in marketing expense, $6 million in store payroll, and $4 million in other general administrative costs when compared to the same period last year. These cost savings were partially offset by one-time and unusual charges of $3.5 million related to severance and outplacement costs incurred with the Company's previously announced reduction in force. Excluding the impact on merchandise margins and the one-time charge discussed above, management believes the pre-tax loss for the first quarter would have been more in line with the pre-tax loss for the year ago period.

    Return to Profitability

    Alex W. Smith, the Company's President and Chief Executive Officer, said, "Earlier this year, we outlined six key business priorities aimed at returning Pier 1 Imports to profitability and beyond. As planned, our results for the first quarter reflect the impact of charges that are a direct result of the speed with which we are executing our strategy. I look forward to today's conference call and updating you on our progress."

    Conference Call Information

    The Company will host a conference call to discuss the 2008 first quarter results at 10:00 a.m. Central Time today. A web cast is available on the Company's website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 1-800-498-7872 or if international dial 1-706-643-0435 and the conference ID number is 1054295. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors.

    The replay will be available at about 12:00 p.m. (Central) for 24 hours and replay access can be dialed at 1-800-642-1687 or if international dial 1-706-645-9291 and reference the conference ID number 1054295.

    Financial Disclosure Advisory

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed annual report on Form 10-K. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of appropriate sites for locating stores and distribution centers, availability of a qualified labor force and management, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. Refer to the Company's most recent SEC filings for discussion of these and other risks and uncertainties that may affect the Company's operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 Kids(R) stores in the United States. Information about the
Company is available on www.pier1.com.


                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)

                                                   Three Months Ended
                                                    June 2,   May 27,
                                                     2007      2006
                                                   --------- ---------

Net sales                                          $356,375  $376,092

Operating costs and expenses:
   Cost of sales (including buying and store
    occupancy costs)                                269,197   248,840
   Selling, general and administrative expenses     132,124   147,583
   Depreciation and amortization                     10,558    13,624
                                                   --------- ---------
                                                    411,879   410,047
                                                   --------- ---------

     Operating loss                                 (55,504)  (33,955)

Nonoperating (income) and expenses:
   Interest and investment income                    (2,932)   (2,913)
   Interest expense                                   3,957     3,451
   Other Income                                        (248)        -
                                                   --------- ---------
                                                        777       538
                                                   --------- ---------

Loss from continuing operations before income
 taxes                                              (56,281)  (34,493)
Income tax provision (benefit)                           97   (11,728)
                                                   --------- ---------
   Loss from continuing operations                  (56,378)  (22,765)

Discontinued operations:
   Loss from discontinued operations before income
    taxes                                                 -      (638)
   Income tax benefit                                     -      (231)
                                                   --------- ---------
     Loss from discontinued operations                    -      (407)

Net loss                                           $(56,378) $(23,172)
                                                   ========= =========

Loss per share from continuing operations:
     Basic and diluted                               ($0.64)   ($0.26)
                                                   ========= =========

Loss per share from discontinued operations:
     Basic and diluted                                    -    ($0.01)
                                                   ========= =========

Loss per share:
     Basic and diluted                               ($0.64)   ($0.27)
                                                   ========= =========

Average shares outstanding during period:
     Basic and diluted                               87,797    87,095
                                                   ========= =========



                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                     CONSOLIDATED BALANCE SHEETS
                 (in thousands except share amounts)
                             (unaudited)


                                        June 2,  March 3,    May 27,
                                         2007      2007       2006
                                       --------- --------- -----------

ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary investments of
    $145,547, $160,721 and $224,326,
    respectively                       $152,026  $167,178    $235,187
   Beneficial interest in securitized
    receivables                               -         -      46,695
   Other accounts receivable, net        20,709    21,437      17,718
   Inventories                          334,114   360,063     357,260
   Income tax receivable                 32,843    34,966      30,593
   Prepaid expenses and other current
    assets                               50,829    50,324      42,353
                                       --------- --------- -----------
      Total current assets              590,521   633,968     729,806

Properties, net                         227,104   239,548     294,290
Other noncurrent assets                  43,513    42,954      95,358
                                       --------- --------- -----------
                                       $861,138  $916,470  $1,119,454
                                       ========= ========= ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                     $96,714   $95,609     $97,978
   Gift cards and other deferred
    revenue                              67,448    66,130      62,639
   Accrued income taxes payable           4,977     3,305       4,141
   Other accrued liabilities            120,985   119,541     102,911
                                       --------- --------- -----------
      Total current liabilities         290,124   284,585     267,669

Long-term debt                          184,000   184,000     184,000
Other noncurrent liabilities             83,618    86,768     109,038

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares authorized,
    100,779,000 issued                  100,779   100,779     100,779
   Paid-in capital                      125,586   130,416     129,357
   Retained earnings                    275,727   337,178     550,329
   Cumulative other comprehensive
    income (loss)                         2,987     2,408      (2,432)
   Less -- 12,487,000, 12,981,000 and
    13,577,000 common shares in
    treasury, at cost, respectively    (201,683) (209,664)   (219,286)
                                        303,396   361,117     558,747
                                       --------- --------- -----------
                                       $861,138  $916,470  $1,119,454
                                       ========= ========= ===========



                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                   Three Months Ended
                                                    June 2,   May 27,
                                                     2007      2006
                                                   --------- ---------

Cash flow from operating activities:
  Net loss                                         $(56,378) $(23,172)
  Adjustments to reconcile to net cash used in
   operating activities:
    Depreciation and amortization                    13,577    16,133
    (Gain) loss on disposal of fixed assets          (1,060)       72
    Loss on impairment of fixed and long-lived
     assets                                           2,181     1,965
    Stock-based compensation expense                  2,155       610
    Deferred compensation                               412     2,700
    Lease termination expense                         1,262       485
    Other                                               138    (2,244)
  Changes in cash from:
    Sale of receivables in exchange for beneficial
     interest in securitized receivables                  -    (7,658)
    Inventories                                      25,949    12,560
    Other accounts receivable, prepaid expenses and
     other current assets                            (1,639)   (5,309)
    Income tax receivable                                 -   (12,486)
    Accounts payable and accrued expenses            (2,548)   (5,319)
    Accrued income taxes payable                        415      (759)
    Other noncurrent assets                             163       300
    Other noncurrent liabilities                       (314)      (41)
                                                   --------- ---------
       Net cash used in operating activities        (15,687)  (22,163)
                                                   --------- ---------

Cash flow from investing activities:
   Capital expenditures                                (769)  (11,611)
   Proceeds from disposition of properties            1,587        45
   Proceeds from sale of discontinued operations          -    11,601
   Purchase of restricted investments                  (300)        -
   Collections of principal on beneficial interest
    in securitized receivables                            -    10,963
      Net cash provided by investing activities         518    10,998
                                                   --------- ---------

Cash flow from financing activities:
   Cash dividends                                         -    (8,720)
   Proceeds from stock options exercised, stock
    purchase plan and other, net                        996     1,896
   Debt issuance costs                                 (979)      (39)
                                                   --------- ---------
      Net cash provided by (used in) financing
       activities                                        17    (6,863)
                                                   --------- ---------

Change in cash and cash equivalents                 (15,152)  (18,028)
Cash and cash equivalents at beginning of period
 (including cash held for sale of $0 and $7,100,
 respectively)                                      167,178   253,215
                                                   --------- ---------
Cash and cash equivalents at end of period         $152,026  $235,187
                                                   ========= =========


    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400